Exhibit 99.1
JOINT FILING AGREEMENT
In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, the undersigned agree to the joint filing of a Statement on Schedule 13G (including any and all amendments thereto) with respect to the Ordinary Shares, par value $0.001 per share, of China Hydroelectric Corporation and further agree to the filing of this agreement as an Exhibit thereto. In addition, each party to this Agreement expressly authorizes each other party to this Agreement to file on its behalf any and all amendments to such Statement on Schedule 13G.

Date: January 14, 2011	By: Morgan Joseph Holdings Inc.

	By:	/s/ Steven D. Blecher

	Name:	Steven D. Blecher
	Title:	Secretary

By:	Morgan Joseph LLC
By:	Morgan Joseph Holdings Inc.
Its:	Managing Member

By:	/s/ Steven D. Blecher
	Name:	Steven D. Blecher
	Title:	Secretary

By:	MJ Management LLC
By:	Morgan Joseph Holdings Inc.
Its:	Sole Member

By:	/s/ Steven D. Blecher
	Name:	Steven D. Blecher
	Title:	Secretary

By:	MJ Partners I, L.P.
By:	MJ Management LLC
Its:	General Partner

By:	/s/ Steven D. Blecher
	Name:	Steven D. Blecher
	Title:	Delegate